Exhibit 10.4

University Town Center Post Closing and Indemnity Agreement

POST CLOSING AND INDEMNITY AGREEMENT

This Post Closing and Indemnity Agreement (“Agreement”) is dated as of this 29th day of April, 2011 by and among INLAND DIVERSIFIED NORMAN UNIVERSITY, L.L.C., a Delaware limited liability company (“Purchaser”) and UTC I, LLC, an Oklahoma limited liability company (“Seller”) in connection with the acquisition of Area 1A and 1B of University Town Center, located in Norman, Oklahoma (the “Property”) as legally described in that certain Purchase and Sale Agreement dated December 23, 2010, as amended (the “Contract”) by and between Seller and Inland Real Estate Acquisitions, Inc. (“IREA”). In addition, John Collett is personally executing this Agreement only with respect to Paragraphs 11 and 12 hereof which relate to the Special Assessments Indemnification and the Association Construction Obligations Indemnification (each as defined herein).

WHEREAS, IREA assigned its interest in the Contract to Purchaser by assignment dated as  of the date of this Agreement.

WHEREAS, Purchaser and/or IREA has made various inquiries regarding the Property during its due diligence in connection with its acquisition of the Property;

WHEREAS, in connection with such inquiries, in order to confirm the status of various issues that Purchaser deems relevant to its acquisition, Purchaser has requested certain documents and confirmations from Seller and/or third parties, but Seller has been unable to either supply a document confirming such matters, or has asserted that a certain state of facts exist which may be inconsistent with what is stated in the documents reviewed by Purchaser, or has been unable to complete a matter due to time constraints;

WHEREAS, as a condition precedent to Purchaser proceeding to the Closing (as defined in the Contract), Purchaser has required and Seller has agreed to certain undertakings and to obtain documents regarding or confirming certain issues, and/or certifications as to the state of facts regarding such issues, and further, Purchaser has required and Seller has agreed that Seller shall indemnify, defend and hold harmless Purchaser from and against any loss, cost or expense incurred by Purchaser, including costs and reasonable attorneys fees incurred as a result of the Indemnified Matters (as hereinafter defined).

NOW, THEREFORE, for good and valuable consideration including the mutual promises contained herein, the parties hereto agree as follows:

Exhibit 10.4

University Town Center Post Closing and Indemnity Agreement

The matters hereinafter described in Paragraphs 1 through 10 are collectively defined as the “Indemnified Matters.”

1.

ROOF WARRANTY TRANSFER

1.1

Seller, at Seller’s sole cost and expense, agrees to (i) execute all documents and pay all transfer fees and perform all work, if any, necessary to transfer all roof warranties for the Property in the name of “Inland Diversified Norman University, L.L.C.,” and (ii) cause the roof warranties to be delivered to 2901 Butterfield Road, Oak Brook, Illinois 60523, Attention: Sharon Anderson-Cox. All work, if any, shall be completed and sums paid and assignment of the roof warranty to Inland Diversified Norman University, L.L.C. shall be completed not later than seventy-five (75) days from the date of this Agreement.

2.

EARNOUT PERIOD

2.1

Pursuant to the terms of the Contract, Seller shall have thirty-six (36) months following the Closing (the “Earnout Period”) to earn the Unfunded Purchase Price (as defined by the Contract) following the Closing. During the Earnout Period, Seller and its authorized agents will be given access to the Property in order to complete all construction, leasing, maintenance, alterations, and installations related to any earnouts (the “Earnout Activities”).

2.2

Indemnification.  Seller covenants and agrees to indemnify and hold Purchaser harmless from any and all losses, costs and damages to persons or property, including actual and reasonable attorneys’ fees and court costs, incurred as a result of Seller’s Earnout Activities. Seller’s  indemnification obligations under this section shall expressly include, but not be limited to, its obligation to indemnify Purchaser for any damages to the Property, any improvements located thereon, or any other damage that may be caused to persons or property as a result of Seller’s (or Seller’s contractors, agents, or employees) Earnout Activities.

2.3

Repair and Restoration.  Seller shall, at its sole cost and expense, promptly repair and restore any portion of the Property that shall be disturbed, damaged, or destroyed due to or on account of Seller’s Earnout Activities, to substantially the same condition as existed immediately prior to the commencement of Seller’s Earnout Activities.

2.4

Insurance.  In connection with Seller’s Earnout Activities, Seller shall, at its sole cost and expense, provide to Purchaser at 2901 Butterfield Road, Oak Brook, Illinois 60523, Attention: Sharon Anderson-Cox within ten (10) days from the date of this Agreement, an insurance certificate from Seller’s insurance provider naming “Inland Diversified Norman University, L.L.C.” and “Inland Diversified Real Estate Services, L.L.C.” as additional insureds.

Exhibit 10.4

University Town Center Post Closing and Indemnity Agreement

3.

CLOSE-OUT/OPERATING MANUALS

3.1      Within thirty (30) days from the date of this Agreement, Seller, at its sole cost and expense, shall have the close-out/operating manual(s) for the Property forwarded to Purchaser at 2901 Butterfield Road, Oak Brook, Illinois 60523, Attention: Sharon Anderson-Cox.

3.2

Within thirty (30) days from the date of completion of any Earnout closing, Seller, at its sole cost and expense, shall have the close-out/operating manual(s) for any earnout space(s) forwarded to Purchaser at 2901 Butterfield Road, Oak Brook, Illinois 60523, Attention: Sharon Anderson-Cox.

4.

LEASES AND COMMON AREA MAINTENANCE, REAL ESTATE TAX AND INSURANCE RECONCILIATIONS (“CAM RECS”)

4.1

Within sixty (60) days from the date of this Agreement, Seller, at its sole cost and expense, shall have all original leases (including lease amendments) along with originals of all invoices, contracts and bills relating to CAM RECS for the prior three (3) years from the date of this Agreement for all completed buildings and all tenancies forwarded to Purchaser at 2901 Butterfield Road, Oak Brook, Illinois 60523, Attention: Sharon Anderson-Cox.

5.

2010 COMMON AREA MAINTENANCE, REAL ESTATE TAX AND INSURANCE RECONCILIATIONS

5.1

Within ninety (90) days from the date of this Agreement, Seller covenants and agrees to fully reconcile all Property tenant CAM RECS for 2010 and all prior periods.  The CAM RECS shall be subject to review and approval by Purchaser, which approval shall not be unreasonably withheld.  To the extent any Property tenant has contributed a sum which is greater than its required share of common area maintenance, real estate tax and insurance contributions (as determined by the CAM RECS). Seller shall remit that sum to Purchaser no later than June 1, 2011.  To the extent any Property tenant has contributed a sum which is less than its required share of common area maintenance, real estate tax and insurance contributions (as determined by the CAM RECS), Purchaser shall promptly remit to Seller its portion of tenant CAM RECS remittances as received by Purchaser from the applicable tenants.  Seller and Purchaser agree to recalculate the CAM RECS for calendar year 2011 when the CAM RECS are prepared by Purchaser in 2012.  To the extent Purchaser has received a credit at Closing from Seller in excess of its allocable share (i.e., January 1, 2011 to the date of Closing), Purchaser shall reimburse Seller therefor within fifteen (15) days of the determination of the amount thereof.   To the extent Seller has provided a credit at Closing to Purchaser which is less than its allocable share (i.e., January 1, 2011 to the date of Closing), Seller shall reimburse Purchaser therefor within fifteen (15) days of the determination of the amount thereof. Seller and Purchaser agree to reprorate the real estate tax credit provided to Purchaser at Closing upon issuance of the applicable tax bills and CAM RECS and payments shall be made by one party to the other in accordance with the terms of this provision.

Exhibit 10.4

University Town Center Post Closing and Indemnity Agreement

6.

IMMEDIATE REPAIRS

6.1

At Closing, Seller deposited the sum of Fifty-Four Thousand Twenty-Five  and No/100 Dollars ($54,025.00) into an escrow with Escrow Agent (as defined in the Contract) (the “Immediate Needs Repair Escrow”) as security for any immediate needs repairs that are required at the Property.  Within sixty (60) days from the date of this Agreement, Seller, at Seller’s sole cost and expense, shall repair the immediate repair issues identified on Exhibit “A” attached hereto and incorporated herein (the “Immediate Repairs”).  Upon completion of any Immediate Repairs by Seller to Purchaser’s commercially reasonable satisfaction, the funds deposited in the Immediate Needs Repair Escrow relating to the completed repair shall be immediately released by Escrow Agent to Seller.

7.

ULTA CAM REIMBURSEMENT ESCROW

7.1.

At the Closing, Seller deposited the sum of Twenty-One Thousand Seven Hundred Fifty and 82/100 Dollars ($21,750.82) into an escrow with Escrow Agent (the “Ulta CAM Reimbursement Escrow”) as security for any common area maintenance, real estate taxes and insurance slippage for the Ulta tenancy from the date of the Closing through October 31, 2012.

8.

ULTA ESTOPPEL

8.1.

The Ulta estoppel letter describes the following issue: (i) replacement of exterior lighting on the store front (the “Ulta Estoppel Issue”).  Seller covenants and agrees, at Seller’s sole cost and expense, to repair the Ulta Estoppel Issue to the satisfaction of Ulta within thirty (30) days of the execution date of this Agreement. Correction of the Ulta Estoppel Issue shall be evidenced by an estoppel update issued by Ulta acknowledging that the Ulta Estoppel Issue  has then been resolved to its satisfaction.

9.

MAY RENT CHECKS

9.1

Seller, at Seller’s sole cost and expense, agrees to promptly endorse all checks received from all tenants at the Property for rent and reimbursements for May, 2011 (the “May Rent

Checks”) over to “Inland Diversified Real Estate Services LLC” and shall cause the May Rent Checks to be delivered to 2901 Butterfield Road, Oak Brook, Illinois 60523, Attention: Sharon Anderson-

Cox.

10.

3.14 AUDITS

10.1

Seller agrees to cooperate, at Seller’s sole cost and expense, with Purchaser’s auditor,

KPMG, after Closing to complete the 3.14 audit.

11.

SPECIAL ASSESSMENTS INDEMNIFICATION

Exhibit 10.4

University Town Center Post Closing and Indemnity Agreement

11.1

In order to induce Purchaser to close upon the acquisition of the Property, John Collett, personally, has agreed to indemnify, defend and hold Purchaser, and its successors and assigns and lenders (each an “Indemnified Party” and collectively, the “Indemnified Parties”) harmless from any loss (including loss of rental income), cost or expense incurred by any Indemnified Party, including legal costs and reasonable attorneys’ fees (collectively, “Loss”) incurred by Purchaser as a result of University North Park Association, LLC (the “Association”) levying a special assessment against the Property (the “Special Assessments Indemnification”).

11.2.

The term of the Special Assessments Indemnification shall be for a period of thirty-six (36) months from the date of this Agreement and shall apply to any and all special assessments levied by the Association within that period.

12.

ASSOCIATION CONSTRUCTION OBLIGATIONS INDEMNIFICATION

12.1

In order to induce Purchaser to close upon the acquisition of the Property, John Collett, personally, has agreed to indemnify, defend and hold the Indemnified Parties harmless from any Loss incurred by any Indemnified Party as a result of a claim or assertion by the Association that Purchaser is required to construct certain onsite and offsite improvements (including improvements within Master Association Control Areas) (as defined in the Declaration) (the “Association Construction Obligations”) in accordance with final plats approved by the City of Norman, Oklahoma (the “Association Construction Obligations Indemnification”).

As used herein, the term “Declaration” shall mean, collectively, (i) the First Amended and

Restated Declaration of Covenants and Restrictions (University North Park) (A Planned Unit

Development) dated as of March 10, 2006, and recorded in Book 4145 at page 213 of the records of the County Clerk of Cleveland County, Oklahoma, by and among The Board of Regents of the

University of Oklahoma, a public body corporate under the laws of the State of Oklahoma, University

North Park, LLC, an Oklahoma not-for-profit limited liability company, and University Town Center,

LLC, an Oklahoma limited liability company, and certified to by the University North Park

Association, LLC, an Oklahoma limited liability company; (ii) Partial Assignment of Easements (Southwest Tract) filed in Book 4109 beginning at page 728 in the Office of the County Clerk of Cleveland County, Oklahoma; (iii) Partial Assignment of Easements (Development Tract) filed in Book 4109 beginning at page 748 in the Office of the County Clerk of Cleveland County, Oklahoma; and (iv) Partial Assignment of Easements (Retained Tract) filed in Book 4288 beginning at page 644 in the Office of the County Clerk of Cleveland County, Oklahoma.

12.2

The term of the Association Construction Obligations shall be for the lesser of (i) the term of Purchaser’s ownership interest in the Property or (ii) Purchaser’s receipt of  written correspondence from the Association that the Association Construction Obligations have been completed to the Association’s satisfaction and shall apply to claims made or asserted by the Association pertaining to the Association Construction Obligations within that period.

Exhibit 10.4

University Town Center Post Closing and Indemnity Agreement

13.

SURVIVAL

13.1

The terms and provisions of this Agreement shall expressly survive the Closing.

14.

REMEDIES.

14.1.

The remedies and indemnities set forth herein are in addition to all rights of Purchaser as set forth in the Contract.

15.

FURTHER ASSURANCES.

15.1.

Seller and Purchaser agree to cooperate with each other following the Closing to confirm any matter and execute any document reasonably required by the other party in furthering of the Closing and consistent with the requirements of this Agreement.

16.

DEFINED TERMS.

16.1.

All capitalized terms which are not expressly defined herein shall have the meanings set forth in the Contract.

17.

INDEMNIFICATION.

17.1.

 In order to induce Purchaser to close upon the acquisition of the Property, notwithstanding the matters described by this Agreement, Seller has agreed to indemnify, defend and hold the Indemnified Parties harmless from any Loss incurred as a result of the Indemnified Matters.  Seller hereby agrees to indemnify, defend and hold harmless the Indemnified Parties from and against any Loss as a result of Seller’s failure to obtain the required documents or complete its obligations under this Agreement or any Loss that results from an act or acts undertaken to cause the issues described herein to be corrected, except in each case to the extent such Loss arises from the negligence or willful misconduct of Purchaser.  Seller shall further indemnify and hold Purchaser harmless from and against any and all cost, expense, liability or damage arising out of: (i) any injury to any person or the Property attributable to Seller's exercise of any of its rights hereunder; and (ii) any liens filed against the Property or claims or demands made against Purchaser or the Property for work performed by or on the behalf of Seller pursuant to this Agreement, except in each case to the extent such Loss arises from the negligence or willful misconduct of Purchaser.

18.

MISCELLANEOUS.

18.1.

This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns.

Exhibit 10.4

University Town Center Post Closing and Indemnity Agreement

IN WITNESS WHEREOF, the parties have executed this Post Closing and Indemnity Agreement effective the first date written above.

Seller:

UTC I, LLC, an Oklahoma limited liability company

By: /s/ John Collett

Name: John Collett

Its: Manager

/s/ John Collett

By: JOHN COLLETT, personally

Purchaser:

INLAND DIVERSIFIED NORMAN UNIVERSITY, L.L.C.,

a Delaware limited liability company

By:   Inland Diversified Real Estate Trust, Inc., its sole member

By:     /s/ Sharon Anderson-Cox

Name: Sharon Anderson-Cox

Its:     Vice President

Exhibit 10.4

University Town Center Post Closing and Indemnity Agreement

EXHIBIT “A”

IMMEDIATE REPAIR NEEDS

[See attached]